Exhibit 23.3


                     Consent of Independent Accountants

We consent to the incorporation by reference in this post-effective amendment No. 1 on Form S-3 to Form S-11 registration statement of our report dated November 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Value Property Trust as of September 1997 and 1996 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.


New York, New York
June 11, 1998